SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2002

Daleen Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27491	65-0944514
(State or Other Jurisdiction	(Commission File Number)	(I.R.S.Employer
of Incorporation)		Identification No.)

902 Clint Moore Road, Suite 230
	Boca Raton, Florida	33487
	(Address of principal executive offices)	(Zip Code)

(561) 999-8000
(Registrant’s telephone number, including area code)

SIGNATURES

Item 5 – Other Events.

     Daleen Technologies, Inc. (“Daleen” or the “Company”), a global provider of high performance billing and customer care software solutions that manage the revenue chain, announced on August 15, 2002, that it has received notification from the Nasdaq Listing Qualifications Panel that the Company has been granted an additional 180 calendar days, or until February 10, 2003, to regain compliance with the $1.00 per share minimum bid price requirement for continued listing on the Nasdaq SmallCap Market.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DALEEN TECHNOLOGIES, INC

By:	/s/ Jeanne Prayther

Jeanne Prayther
Chief Financial Officer,
Secretary and Treasurer

Dated: August 16, 2002

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